Exhibit 10.22a

Extension of RCR LOI

The Term Sheet effective as of April 25, 2023, and extended as of November 29, 2023, is between Cycurion Inc, a Delaware corporation, (the “Buyer”), with principal offices located at 1749 Old Meadow Road, Suite 500, McLean Virginia 22102 on the one hand, and RCR Technology Corporation, an Indiana corporation (the “Seller”) with principal offices located at 9450 N. Meridian Street, Suite 300 Indianapolis, Indiana 46260. The Parties have agreed to extend the termination date of the Binding term sheet to April 30, 2024. The date set forth in the Term Sheet of November 30, 2023, is hereby extended to April 29, 2024.

IN WITNESS WHEREOF, the Company has caused this Term Sheet to be signed in its name by its duly authorized officer as of the date first written above.

RCR TECHNOLOGY CORPORATION

By:	/s/ Robert Reed
Robert Reed, President

CYCURION, INC.

By:	/s/ Alvin McCoy, III
Alvin McCoy, III, Chief Financial Officer